UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

FOAMIX PHARMACEUTICALS LTD.

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Explanatory Note

Foamix Pharmaceuticals Ltd. (the “Company” or “Foamix”) filed its definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) on January 7, 2020 relating to an Agreement and Plan of Merger, dated as of November 10, 2019 (as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of December 4, 2019, as may be further amended from time to time, the “Merger Agreement”), by and among the Company, Menlo Therapeutics Inc. (“Menlo”) and Giants Merger Subsidiary Ltd., a wholly-owned subsidiary of Menlo (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Foamix, with Foamix surviving as a wholly-owned subsidiary of Menlo (the “Merger”).

Shareholder Litigation

As previously disclosed in the Proxy Statement and the Additional Definitive Materials (the “Additional Materials”) filed on January 10, 2020, on December 11, 2019 and December 18, 2019, purported shareholders of Foamix filed putative class action lawsuits against the members of the Company’s board of directors (the “Foamix Board”), Foamix, Menlo and Merger Sub in the United States District Court for the District of Delaware and the United States District Court for the District of New Jersey, respectively, and on December 12, 2019, December 17, 2019, December 20, 2019 and January 7, 2020, purported shareholders of Foamix filed individual lawsuits against the members of the Foamix Board and Foamix. The lawsuits filed on December 12, 2019 and January 7, 2020 were filed in the United States District Court for the District of New Jersey and the lawsuits filed on December 17, 2019 and December 20, 2019 were filed in the United States District Court for the Southern District of New York.

On January 21, 2020, a purported shareholder of Foamix filed an individual action against Foamix and the Foamix Board in the United States District Court for the District of New Jersey under the caption Nam v. Foamix Pharmaceuticals Ltd., et al., Case No. 3:20-cv-00670 (D.N.J.) (the “Nam Action”). The Nam Action generally claims that the Proxy Statement issued in connection with the Merger omitted material information in violation of Sections 14(a) and 20(a) of the Exchange Act. The Nam Action seeks, among other things, injunctive relief to prevent consummation of the Merger, rescission or rescissory damages in the event the Merger is consummated, a declaration that defendants violated Sections 14(a) and/or 20(a) of the Exchange Act, costs, including attorneys’ fees and such other and further relief as the court may deem just and proper. In addition, the Nam Action requests an order directing the individual defendants to disseminate a proxy statement that does not contain any untrue statements of material fact and that states all material facts necessary to make the statements contained therein not misleading.

While the Company believes that the disclosures set forth in the Proxy Statement and the Additional Materials comply fully with applicable law, in order to avoid nuisance, cost and distraction that may result from litigation, and to preclude any efforts to delay the extraordinary general meeting of shareholders and closing, the Company has determined to voluntarily supplement the Proxy Statement with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

Supplemental Disclosures to the Proxy Statement

The following supplemental information should be read in conjunction with the Proxy Statement and the Additional Materials, which should be read in their entirety. To the extent that information herein differs from or updates information contained in the Proxy Statement or the Additional Materials, the information contained herein supersedes the information contained in the Proxy Statement and the Additional Materials. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement.

The disclosure in the Proxy Statement in the section “The Merger—Recommendation of the Foamix Board and Foamix’s Reasons for the Merger—Strategic Rationale” beginning on page 103 is supplemented as follows:

By replacing the second bullet under the heading “Strategic Rationale” on page 103 with the following:

•

The Foamix Board considered that the proposed merger creates a stronger, more diversified player in the dermatological space with the potential to launch three products within the next three years and the opportunities to take advantage of cost synergies related to overhead, sales, marketing, distribution and administrative functions because Foamix’s existing and planned commercial infrastructure and dermatology sales force can also support the launch of Menlo’s product candidate, if approved. Foamix’s management considered that cost savings synergies could be more than $50 million per year beginning in 2021 for the Combined Company as compared with the costs of operating the companies separately based upon the anticipated costs of each company to independently commercialize their products and product candidates, if approved.

Important Additional Information and Where to Find It

On January 6, 2020, Menlo filed a Registration Statement on Form S-4 containing a joint proxy statement/prospectus of Menlo and Foamix and other documents concerning the proposed merger with the SEC. The registration statement has been declared effective by the SEC. Foamix mailed the definitive proxy statement/prospectus and a proxy card to each stockholder entitled to vote at the extraordinary general meeting relating to the proposed merger. Foamix and Menlo may also file other relevant documents with the SEC regarding the proposed merger. This communication is not a substitute for the joint proxy statement/prospectus or Registration Statement or any other document which Menlo or Foamix may file with the SEC. BEFORE MAKING ANY VOTING DECISION, MENLO’S AND FOAMIX’S RESPECTIVE STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED BY EACH OF MENLO AND FOAMIX WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by Menlo and Foamix with the SEC at the SEC’s website at www.sec.gov. Investors and stockholders will also be able to obtain a free copy of the joint proxy statement/prospectus and other documents containing important information about Menlo and Foamix through the website maintained by the SEC at www.sec.gov. Menlo and Foamix make available free of charge at www.menlotherapeutics.com and www.foamix.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Such factors include, but are not limited to: (i) Menlo or Foamix may be unable to obtain stockholder approval as required for the merger; (ii) other conditions to the closing of the merger may not be satisfied; (iii) the merger may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement of the merger on the ability of Menlo or Foamix to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Menlo or Foamix does business, or on Menlo’s or Foamix’s operating results and business generally; (v) Menlo’s or Foamix’s respective businesses may suffer as a result of uncertainty surrounding the merger and disruption of management’s attention due to the merger; (vi) the outcome of any legal proceedings related to the merger; (vii) Menlo or Foamix may be adversely affected by other economic, business, and/or competitive factors; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ix) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (x) the risk that Menlo or Foamix may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; and (xi) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Menlo and Foamix are set forth in their respective filings with the SEC, including each of Menlo’s or Foamix’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. See in particular Item 1A of Part II of Menlo’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 under the heading “Risk Factors” and Item 1A of Part II of Foamix’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 under the heading “Risk Factors.” The risks and uncertainties described above and in Menlo’s most recent Quarterly Report on Form 10-Q and Foamix’s most recent Quarterly Report on Form 10-Q are not exclusive and further information concerning Menlo and Foamix and their respective businesses, including factors that potentially could materially affect its business, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements. Readers should also carefully review the risk factors described in other documents that Menlo and Foamix file from time to time with the SEC. The forward-looking statements in this press release speak only as of the date of this press release. Except as required by law, Menlo and Foamix assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.